POWER OF ATTORNEY

For Executing Form ID and Forms 3, 4, 5 and 144

The undersigned hereby constitutes and appoints each of David

McAvoy, Daniel Boeglin, Jonathan Zimmerman, Christine Long,

Griffin Foster and Justin Hay, signing singly, as his true

and lawful attorney-in-fact, for such period of time that the undersigned is required to file reports pursuant to

Section 16(a) of the Securities Exchange Act of

1934, as amended (the "Exchange Act"), or Rule 144 of the

Securities Act of 1933, as amended (the "Securities Act"),

due to his affiliation with Brickell Biotech, Inc., a

Delaware corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing

attorneys-in-fact, to:

1) prepare, execute in the undersigned's name and on the

undersigned's behalf, and submit to the U.S. Securities

and Exchange Commission (the "SEC") a Form ID, including

amendments thereto, and any other documents necessary or

appropriate to obtain codes and passwords enabling the

undersigned to make electronic filings with the SEC of

reports required by Section 16(a) of the Exchange Act

or any rule or regulation of the SEC;

2) prepare, execute in the undersigned's name and on the

undersigned's behalf, and submit to the SEC Forms 3, 4, 5

and 144 and any amendments to previously filed forms in

accordance with Section 16(a) of the Exchange Act or Rule

144 of the Securities Act and the rules thereunder;

3) do and perform any and all acts for and on behalf of

the undersigned which may be necessary or desirable to

complete the execution of any such Form ID or Forms 3, 4,

5 and 144 and the timely filing of such form with the SEC

and any other authority as required by law; and

4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such

attorney-in-fact, may be of benefit to, in the best

interest of or legally required by the undersigned,

it being understood that the documents executed by such

attorney-in-fact on behalf of the undersigned pursuant to

this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact

full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted,

as fully to all intents and purposes as the undersigned could do if personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such attorney-in-fact,

or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange

Act or Rule 144 of the Securities Act.

The undersigned hereby revokes all other powers of attorney previously executed in connection with the undersigned's obligations as an officer, director and/or 10% shareholder of Brickell Biotech, Inc.

to prepare and file Forms 3, 4 and 5, or other forms or reports, or any amendment or amendments thereto, with the SEC pursuant to Section

16(a) of the Exchange Act or Rule 144 of the Securities Act, or to

obtain or update codes with respect to electronic filings to be made by the undersigned with the SEC.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 5th day of June, 2020.

/s/ Reginald L. Hardy

Reginald L. Hardy